Exhibit 5.1
April 16, 2008
Nephros, Inc.
3960 Broadway,
New York, New York 10032
Ladies and Gentlemen:
     We have acted as counsel to Nephros, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (File No. 333-148200) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Selling Stockholders identified in the Registration Statement of up to 25,847,388 shares (the “Outstanding Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), and another up to 11,068,940 shares of Common Stock (the “Warrant Shares” and, together with the Outstanding Shares, collectively the “Shares”) issuable upon exercise of the Class D Warrants for the Purchase of Shares of Common Stock of the Company (the “Class D Warrants”), the Placement Agent Warrants for the Purchase of Shares of Common Stock of the Company (the “Placement Agent Warrants”) and the warrants issued pursuant to the Warrant Agreement, dated as of September 24, 2004, between the Company and The Shemano Group, Inc. (the “Underwriter Warrants” and, together with the Class D Warrants and the Placement Agent Warrants, the “Subject Warrants”).
     The opinions expressed herein are limited to the Delaware General Corporation Law, as currently in effect (the “DGCL”), applicable provisions of the Constitution of the State of Delaware, as currently in effect (the “Delaware Constitution”), and judicial decisions reported as of the date hereof that interpret the DGCL and such applicable provisions of the Delaware Constitution (collectively, the “Delaware Law”).
     In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of: (i) the Registration Statement and all exhibits thereto; (ii) the Company’s Certificate of Incorporation and any amendments to date certified by the Secretary of State of the State of Delaware; (iii) the Company’s Bylaws and any amendments to date certified by the Secretary of the Company; (iv) a specimen stock certificate for the Common Stock; (v) the form of Class D Warrant; (vi) the form of Placement Agent Warrant; (vii) the form of Underwriter Warrant; (viii) the minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares and the Subject Warrants; and (ix) such other records, documents and instruments as we have deemed necessary for the expression of the opinion stated herein.
     In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents.
     As to all questions of fact material to these opinions, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. Finally, we have assumed that all formalities required by the Company’s Certificate of Incorporation, including any amendments thereto, the Company’s Bylaws, including any amendments thereto, the Delaware Law and the Subject Warrants will be complied with when the Warrant Shares are issued pursuant to the terms of the Subject Warrants.
     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that: (1) the Outstanding Shares have been validly issued, and are fully paid and non-assessable shares of Common Stock of the Company; and (2) the Warrant Shares, when issued and sold upon exercise of the Subject Warrants in accordance with the respective terms thereof, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.
     We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

Very truly yours, /s/ HAYNES AND BOONE, LLP HAYNES AND BOONE, LLP